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                                                                   EXHIBIT 10.22


                     AMENDMENT TO AMENDED AND RESTATED 1995
                     NON-EMPLOYEE DIRECTOR STOCK OPTION PLAN


         On August 18, 2003, the Board of Directors of the Company approved the following amendment to the Amended and Restated 1995 Non-Employee Stock Option Plan (the "Plan"):

         Section 4.(b)(i) of the Plan is hereby amended by increasing the number of shares granted as an option to a non-employee director elected after the effective date of the Plan to 5,000 shares:

                  "Subject to the provisions of Section 15, for so long as this Plan is in effect and shares are available for the grant of Options thereunder, each person who shall become a Non-Employee Director after the effective date of this Plan shall be granted, on the date of his election, an Option to purchase 5,000 shares of Common Stock at a per share Option Price equal to the fair market value of a share of Common Stock on such date (such number of shares being subject to the adjustments provided in Section 12 of this Plan)."

         Terms used in the Amendment and not defined herein are used herein as they are defined in the Plan. References in the Plan to "this Plan" (and indirect references such as "hereof" and "herein") are amended to refer to the Plan as amended by this Amendment.